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                                                                EXHIBIT 10.76

                             THIRD AMENDMENT TO THE
                      MEDAPHIS DEFERRED COMPENSATION PLAN

         THIS AMENDMENT, made as of the 31st day of December, 1997, by MEDAPHIS CORPORATION, a corporation duly organized and existing under the laws of the State of Delaware (hereinafter called the "Primary Sponsor").

                              W I T N E S S E T H:

         WHEREAS, the Primary Sponsor adopted the Medaphis Deferred Compensation Plan (the "Plan") by indenture dated April 1, 1995; and

         WHEREAS, the Primary Sponsor desires to amend the Plan to allow employees of BSG Corporation and BSG Alliance/IT, Inc., to be eligible to participate in the Plan.

         NOW, THEREFORE, the Primary Sponsor does hereby amend the Plan, effective January 1, 1997, as follows:

         The final sentence of Section 1.14 of the Plan is deleted in its entirety and replaced with the following:

                  "1.14 Eligible Employee means any person who is (i) an "Eligible Employee" as that term is used under the Savings Plan or who is eligible to participate in the BSG Employees 401(k) Plan and (ii) is a member of a select group of management or highly compensated employees."

         Except as specifically amended hereby, the Plan shall remain in full force and effect as prior to this Amendment.

         IN WITNESS WHEREOF, the Primary Sponsor has executed this Amendment as of the day and the year first above written.

                                       MEDAPHIS CORPORATION



ATTEST:                                By: /s/ David E. McDowell
                                          -------------------------------------
                                          David E. McDowell
                                          Chairman and Chief Executive Officer

By: /s/ Randolph L. M. Hutto
   ----------------------------
   Randolph L. M. Hutto
   Secretary